Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Amy Shah	Keith Kolstrom
	610-893-9555 Office	610-893-9551 Office
	amy.shah@te.com	keith.kolstrom@te.com

Matt Vergare
610-893-9442 Office
matthew.vergare@te.com

TE CONNECTIVITY REPORTS RECORD EARNINGS

AND IMPROVES FULL YEAR OUTLOOK

Third Quarter Results

•      Net Sales of $3.7 Billion, Up 21 Percent Year-Over-Year

•      GAAP EPS of $0.80; Adjusted EPS of $0.78, Up From $0.70 in Prior Year

•      Free Cash Flow of $340 Million, Up From $283 Million in Prior Year

Outlook

•      Fourth Quarter:

•      Sales of $3.9 to $4.0 Billion, Up 24 to 28 Percent From Prior Year

•      Adjusted EPS of $0.84 to $0.88, Up From $0.72 in the Prior Year

•      Full Year:

•      Sales of $14.3 to $14.4 Billion, Up 18 to 19 Percent From Prior Year

•      Adjusted EPS of $3.06 to $3.10, Up 20 to 22 Percent From Prior Year

•      Free Cash Flow in Excess of $1.3 Billion

SCHAFFHAUSEN, Switzerland — Jul. 20, 2011 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended Jun. 24, 2011.  The company reported a net sales increase of 21 percent year-over-year, and 7 percent sequentially, to $3.7 billion.  Earnings Per Share from Continuing Operations (GAAP EPS) were $0.80 for the quarter, compared to $0.72 in the prior-year period.  Included in the GAAP EPS were $0.02 per share of ADC acquisition-related charges, $0.01 per share of restructuring and other charges and $0.05 of tax-related income.  This compares to $0.01 per share of restructuring and other charges and $0.04 per share of income related to tax and other items in the prior-year quarter.  Adjusted EPS were $0.78 in the quarter, up 11 percent compared to $0.70 in the prior-year quarter.

“Our third quarter results were strong and our earnings represent a new high for TE. We continue to capitalize on automotive sales growth and investment in broadband networks, particularly outside of the United States.  These trends more than offset the impact on our company from the Japan earthquake,” said TE Connectivity Chief Executive Officer Tom Lynch.  “Although there is macroeconomic uncertainty, we expect our momentum to continue through the fourth quarter and to deliver full year adjusted earnings per share in excess of $3.00, up about 20 percent from last year.”

UPDATED 2011 OUTLOOK

For the fourth quarter, the company expects net sales of $3.9 to $4.0 billion, an increase of 24 to 28 percent over the prior-year period.  GAAP EPS are expected to be $0.76 to $0.80, including acquisition-related and restructuring and other charges of $0.08.  Adjusted EPS are expected to be $0.84 to $0.88, compared to adjusted EPS of $0.72 in the prior-year period.  Included in the adjusted EPS guidance are $240 million of sales and $0.05 of EPS due to the additional week in the fourth quarter.

For the full fiscal year, which includes 53 weeks, the company expects sales of $14.3 to $14.4 billion, an increase of 18 to 19 percent over the prior year.  GAAP EPS are expected to be $2.83 to $2.87, including acquisition-related and restructuring and other charges of approximately $0.23 per share.  Adjusted EPS are expected to be $3.06 to $3.10, up 20 to 22 percent compared to adjusted EPS of $2.54 in the prior year.  Included in the adjusted EPS guidance are approximately $950 million of sales and $0.12 of adjusted EPS due to the ADC acquisition, $240 million of sales and $0.05 of EPS due to the additional week in the fiscal year 2011, as well as the negative impact of approximately $120 million of sales and $0.08 of EPS due to the Japan earthquake.

This outlook assumes current foreign exchange and commodity rates.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.

FISCAL THIRD QUARTER 2011 RESULTS

All dollar amounts are pre-tax and stated in millions.

			% Change
($ in millions)	Jun. 24, 2011	Jun. 25, 2010	YoY
Net Sales	$3,729	$3,084	21%
Operating Income	$471	$467	1%
Restructuring and Other Credits (Charges)	$(5)	$(3)
Acquisition Related Charges	$(12)	—
Other Items	—	$7
Adjusted Operating Income	$488	$463	5%
Operating Margin	12.6%	15.1%
Adjusted Operating Margin	13.1%	15.0%

Sales grew 21 percent compared to the prior-year quarter and 5 percent organically.  Overall growth includes 10 percent from the ADC acquisition and 7 percent from currency translation.  By segment, and on an organic basis, sales in Transportation Solutions were up 11 percent compared to the prior year, driven primarily by increased automotive production and increased electronic content in automobiles.  Network Solutions sales were up 7 percent compared to the prior year driven by double-digit increases in the telecom networks and energy businesses.  Sales in Communications and Industrial Solutions were down 1 percent compared to the prior year.  Strength in the industrial market was offset by declines in the company’s consumer devices business.  The adjusted operating margin was slightly better than expected at 13.1 percent in the quarter.

CASH FLOW

Cash from continuing operations was $438 million during the quarter.  Free cash flow was $340 million.  The company continues to expect free cash flow in excess of $1.3 billion in fiscal 2011, excluding the estimated $105 million of cash expenditures related to the ADC acquisition.

ORDERS

Total company orders were $3.9 billion, an increase of 19 percent compared to the prior year and 6 percent organically.  The book-to-bill ratio was 1.04 overall and 1.00, excluding the Subsea Communications business.

ABOUT TE CONNECTIVITY

TE Connectivity is a global, $12.1 billion company that designs and manufactures over 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1074. The telephone dial-in number for participants outside the United States is (612) 332-0725.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. EDT on July 20, 2011 and ending at 11:59 p.m. EDT on July 27, 2011. The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 205447.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions, divestitures, and an additional week in the fourth quarter of the fiscal years which are 53 weeks in length.  Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity and the impact of an additional week in the fourth quarter of the fiscal years which are 53 weeks in length.  The limitation of this measure is that it excludes items that have an impact on our sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results.  See the accompanying tables to this release for the reconciliation presenting the components of Organic Sales Growth.

We have presented operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges (“Adjusted Operating Income”).  We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in our incentive compensation plans.  Adjusted Operating Income is a useful measure for investors because it better reflects our underlying operating results, trends, and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income.  This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We have presented operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, and acquisition related charges (“Adjusted Operating Margin”).  We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  It is also a significant component in our incentive compensation plans.  Because we cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in our financial statements, it is difficult to include the impact of those items in the forecast.

We have presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items (“Adjusted Other Income, Net”).  We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net.  This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We have presented income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, and certain significant special tax items (“Adjusted Income Tax Expense”).  We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense.  This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We have presented income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We have presented diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, and, if applicable, related tax effects (“Adjusted Earnings Per Share”).  We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.  We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult.  It is also a significant component in our incentive compensation plans.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results.  This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our cash generation which is free from any significant existing obligation.  It is also a significant component in our incentive compensation plans.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•              net capital expenditures,

•              voluntary pension contributions, and

•              cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read our financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of our total cash and cash equivalents for the period.  See the accompanying tables to this release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that ADC’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected.  More detailed information about these and other factors is set forth in our Annual Report on Form 10-K for the fiscal year ended Sept. 24, 2010 and Quarterly Reports on Form 10-Q for the quarterly periods ended Dec. 24, 2010 and Mar. 25, 2011, as well as in our Current Reports on Form 8-K and other reports filed by us with the Securities and Exchange Commission.

# # #

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 25,	June 24,	June 25,
	2011	2010	2011	2010
	(in millions, except per share data)

Net sales	$3,729	$3,084	$10,401	$8,933
Cost of sales	2,604	2,099	7,211	6,149
Gross margin	1,125	985	3,190	2,784
Selling, general, and administrative expenses	452	375	1,299	1,149
Research, development, and engineering expenses	188	147	531	427
Acquisition and integration costs	1	—	19	—
Restructuring and other charges, net	13	3	65	81
Pre-separation litigation income	—	(7)	—	(7)
Operating income	471	467	1,276	1,134
Interest income	5	4	16	14
Interest expense	(40)	(38)	(118)	(115)
Other income (expense), net	(5)	42	13	125
Income from continuing operations before income taxes	431	475	1,187	1,158
Income tax expense	(74)	(144)	(261)	(348)
Income from continuing operations	357	331	926	810
Loss from discontinued operations, net of income taxes	—	—	(3)	—
Net income	357	331	923	810
Less: net income attributable to noncontrolling interests	(2)	(1)	(4)	(4)
Net income attributable to TE Connectivity Ltd.	$355	$330	$919	$806

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$355	$330	$922	$806
Loss from discontinued operations	—	—	(3)	—
Net income	$355	$330	$919	$806

Basic earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.81	$0.73	$2.09	$1.77
Loss from discontinued operations	—	—	(0.01)	—
Net income	$0.81	$0.73	$2.08	$1.77

Diluted earnings (loss) per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.80	$0.72	$2.06	$1.75
Loss from discontinued operations	—	—	—	—
Net income	$0.80	$0.72	$2.06	$1.75

Cash distributions paid per common share of TE Connectivity Ltd.	$0.18	$0.16	$0.50	$0.48

Weighted-average number of shares outstanding:
Basic	437	451	441	456
Diluted	442	456	447	460

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 24,	September 24,
	2011	2010
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,212	$1,990
Accounts receivable, net of allowance for doubtful accounts of $45 and $44, respectively	2,614	2,259
Inventories	1,996	1,583
Prepaid expenses and other current assets	775	651
Deferred income taxes	263	248
Total current assets	6,860	6,731
Property, plant, and equipment, net	3,147	2,867
Goodwill	3,600	3,211
Intangible assets, net	673	392
Deferred income taxes	2,447	2,447
Receivable from Tyco International Ltd. and Covidien plc	1,055	1,127
Other assets	250	217
Total Assets	$18,032	$16,992

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$1	$106
Accounts payable	1,612	1,386
Accrued and other current liabilities	1,974	1,804
Deferred revenue	104	164
Total current liabilities	3,691	3,460
Long-term debt	2,654	2,307
Long-term pension and postretirement liabilities	1,205	1,280
Deferred income taxes	290	285
Income taxes	2,068	2,152
Other liabilities	538	452
Total Liabilities	10,446	9,936
Commitments and contingencies
Shareholders’ Equity:
Common shares, 463,080,684 shares authorized and issued, CHF 1.37 par value, and
468,215,574 shares authorized and issued, CHF 1.73 par value, respectively	593	599
Contributed surplus	7,607	8,085
Accumulated deficit	(242)	(1,161)
Treasury shares, at cost, 30,270,462 and 24,845,929 shares, respectively	(959)	(721)
Accumulated other comprehensive income	576	246
Total TE Connectivity Ltd. shareholders’ equity	7,575	7,048
Noncontrolling interests	11	8
Total Shareholders’ Equity	7,586	7,056
Total Liabilities and Shareholders’ Equity	$18,032	$16,992

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 24,	June 25,	June 24,	June 25,
	2011	2010	2011	2010
	(in millions)
Cash Flows From Operating Activities:
Net income	$357	$331	$923	$810
Loss from discontinued operations, net of income taxes	—	—	3	—
Income from continuing operations	357	331	926	810
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring and other charges, net	1	1	6	17
Depreciation and amortization	146	129	427	395
Deferred income taxes	9	120	113	275
Provision for losses on accounts receivable and inventories	8	(1)	21	(1)
Tax sharing income	4	(43)	(13)	(126)
Other	—	40	49	78
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(96)	(228)	(108)	(374)
Inventories	(67)	(132)	(244)	(261)
Inventoried costs on long-term contracts	(15)	30	16	5
Prepaid expenses and other current assets	43	(68)	92	(42)
Accounts payable	50	107	79	367
Accrued and other current liabilities	8	82	(250)	86
Income taxes	8	—	21	—
Deferred revenue	(30)	5	(68)	(35)
Long-term pension and postretirement liabilities	9	26	53	41
Other	3	(24)	29	(30)
Net cash provided by operating activities	438	375	1,149	1,205
Cash Flows From Investing Activities:
Capital expenditures	(144)	(92)	(375)	(249)
Proceeds from sale of property, plant, and equipment	46	—	58	5
Proceeds from sale of intangible assets	68	—	68	—
Proceeds from sale of short-term investments	—	—	155	1
Acquisition of businesses, net of cash acquired	(14)	(15)	(731)	(70)
Proceeds from divestiture of business, net of cash retained by business sold	—	—	—	12
Other	(1)	(16)	(10)	(21)
Net cash used in investing activities	(45)	(123)	(835)	(322)
Cash Flows From Financing Activities:
Decrease in commercial paper	—	—	(100)	—
Proceeds from long-term debt	—	—	249	—
Repayment of long-term debt	(95)	—	(565)	—
Proceeds from exercise of share options	9	9	74	12
Repurchase of common shares	(259)	(208)	(540)	(373)
Payment of common share dividends and cash distributions to shareholders	(79)	(72)	(220)	(218)
Other	(7)	(3)	(13)	(8)
Net cash used in financing activities	(431)	(274)	(1,115)	(587)
Effect of currency translation on cash	11	(2)	23	(2)
Net increase (decrease) in cash and cash equivalents	(27)	(24)	(778)	294
Cash and cash equivalents at beginning of period	1,239	1,839	1,990	1,521
Cash and cash equivalents at end of period	$1,212	$1,815	$1,212	$1,815

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$58	$25	$127	$73

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$438	$375	$1,149	$1,205
Capital expenditures, net	(98)	(92)	(317)	(244)
Free cash flow (1)	$340	$283	$832	$961

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 24,		June 25,		June 24,		June 25,
	2011		2010		2011		2010
	($ in millions)
Net Sales:
Transportation Solutions	$1,426		$1,214		$4,094		$3,591
Communications and Industrial Solutions	1,297		1,258		3,728		3,505
Network Solutions	1,006		612		2,579		1,837
Total	$3,729		$3,084		$10,401		$8,933

Operating Income:
Transportation Solutions	$211	14.8%	$159	13.1%	$611	14.9%	$407	11.3%
Communications and Industrial Solutions	134	10.3%	205	16.3%	461	12.4%	482	13.8%
Network Solutions	126	12.5%	96	15.7%	204	7.9%	238	13.0%
Pre-separation litigation income	—		7		—		7
Total	$471	12.6%	$467	15.1%	$1,276	12.3%	$1,134	12.7%

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended June 24, 2011						Segment's Total
	versus Net Sales for the Quarter Ended June 25, 2010						Net Sales for the
	Organic (1)		Translation (2)	Acquisition (Divestiture)	Total		Quarter Ended June 24, 2011
	($ in millions)
Transportation Solutions (3):
Automotive	$111	10.6%	$95	$(20)	$186	17.7%	87%
Aerospace, Defense, and Marine	19	11.5	7	—	26	16.1	13
Total	130	10.7	102	(20)	212	17.5	100%
Communications and Industrial Solutions (3):
Industrial	10	2.7	22	(1)	31	8.3	31
Data Communications	2	0.8	12	—	14	5.5	21
Appliance	—	0.2	11	—	11	5.5	16
Consumer Devices	(36)	(17.8)	9	(5)	(32)	(15.8)	13
Computer	—	—	3	—	3	2.3	10
Touch Solutions	7	7.0	5	—	12	11.9	9
Total	(17)	(1.3)	62	(6)	39	3.1	100%
Network Solutions (3):
Telecom Networks	33	24.2	16	260	309	219.1	45
Energy	22	12.9	21	—	43	23.6	22
Enterprise Networks	7	6.2	7	51	65	54.6	18
Subsea Communications	(23)	(13.8)	—	—	(23)	(13.5)	15
Total	39	6.6	44	311	394	64.4	100%
Total	$152	4.9%	$208	$285	$645	20.9%

							Percentage of
	Change in Net Sales for the Nine Months Ended June 24, 2011						Segment’s Total
	versus Net Sales for the Nine Months Ended June 25, 2010						Net Sales for the
				Acquisition			Nine Months Ended
	Organic (1)		Translation (2)	(Divestitures)	Total		June 24, 2011
	($ in millions)
Transportation Solutions (3):
Automotive	$432	13.8%	$85	$(64)	$453	14.4%	88%
Aerospace, Defense, and Marine	44	10.1	6	—	50	11.0	12
Total	476	13.3	91	(64)	503	14.0	100%
Communications and Industrial Solutions (3):
Industrial	116	11.5	23	(2)	137	13.5	31
Data Communications	63	9.3	19	—	82	11.9	20
Appliance	38	7.1	13	—	51	9.3	16
Consumer Devices	(72)	(11.6)	17	(14)	(69)	(11.2)	15
Computer	(3)	(0.5)	7	—	4	1.1	10
Touch Solutions	14	4.9	4	—	18	6.5	8
Total	156	4.5	83	(16)	223	6.4	100%
Network Solutions (3):
Telecom Networks	104	29.7	18	537	659	180.1	40
Energy	65	12.5	17	(12)	70	12.6	24
Enterprise Networks	36	11.7	12	104	152	45.0	19
Subsea Communications	(140)	(24.2)	1	—	(139)	(24.0)	17
Total	65	3.6	48	629	742	40.4	100%
Total	$697	7.8%	$222	$549	$1,468	16.4%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment's Total
	Change in Net Sales for the Quarter Ended June 24, 2011						Net Sales for the
	versus Net Sales for the Quarter Ended March 25, 2011						Quarter Ended
	Organic (1)		Translation (2)	Acquisition	Total		June 24, 2011
	($ in millions)
Transportation Solutions (3):
Automotive	$4	0.4%	$40	$1	$45	3.8%	87%
Aerospace, Defense, and Marine	20	13.0	4	—	24	14.7	13
Total	24	2.0	44	1	69	5.1	100%
Communications and Industrial Solutions (3):
Industrial	17	4.8	9	(1)	25	6.6	31
Data Communications	15	6.5	4	—	19	7.7	21
Appliance	12	5.9	3	—	15	7.6	16
Consumer Devices	(3)	(1.7)	2	—	(1)	(0.6)	13
Computer	15	12.7	—	—	15	12.8	10
Touch Solutions	15	15.4	1	—	16	16.5	9
Total	71	6.1	19	(1)	89	7.4	100%
Network Solutions (3):
Telecom Networks	30	21.5	9	28	67	17.5	45
Energy	22	11.7	8	—	30	15.4	22
Enterprise Networks	(5)	(2.0)	5	4	4	2.2	18
Subsea Communications	(3)	(1.7)	1	—	(2)	(1.3)	15
Total	44	7.7	23	32	99	10.9	100%
Total	$139	4.7%	$86	$32	$257	7.4%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 24, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(13)	$—	$198
Communications and Industrial Solutions	134	—	15	—	149
Network Solutions	126	12	3	—	141
Total	$471	$12	$5	$—	$488

Operating Margin	12.6%				13.1%

Other Income (Expense), Net	$(5)	$—	$—	$14	$9

Income Tax Expense	$(74)	$(3)	$(2)	$(35)	$(114)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$355	$9	$3	$(21)	$346

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.80	$0.02	$0.01	$(0.05)	$0.78

(1) Includes $8 million of restructuring charges, $3 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales, and $1 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 25, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$159	$6	$—	$—	$165
Communications and Industrial Solutions	205	(1)	—	—	204
Network Solutions	96	(2)	—	—	94
Pre-separation litigation income	7	—	—	(7)	—
Total	$467	$3	$—	$(7)	$463

Operating Margin	15.1%				15.0%

Other Income, Net	$42	$—	$(33)	$—	$9

Income Tax Expense	$(144)	$—	$26	$—	$(118)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$330	$3	$(7)	$(7)	$319

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.72	$0.01	$(0.02)	$(0.02)	$0.70

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the completion of an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) Consists of $7 million of income related to pre-separation securities litigation.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 24, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$611	$—	$(18)	$—	$593
Communications and Industrial Solutions	461	—	19	—	480
Network Solutions	204	119	4	—	327
Total	$1,276	$119	$5	$—	$1,400

Operating Margin	12.3%				13.5%

Other Income, Net	$13	$—	$—	$14	$27

Income Tax Expense	$(261)	$(29)	$(3)	$(35)	$(328)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$922	$90	$2	$(21)	$993

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.06	$0.20	$—	$(0.05)	$2.22

(1) Includes $60 million of restructuring charges, $40 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of ADC acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 25, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$407	$43	$—	$—	$450
Communications and Industrial Solutions	482	18	—	—	500
Network Solutions	238	17	—	—	255
Pre-separation litigation income	7	—	—	(7)	—
Total	$1,134	$78	$—	$(7)	$1,205

Operating Margin	12.7%				13.5%

Other Income, Net	$125	$—	$(97)	$—	$28

Income Tax Expense	$(348)	$(17)	$72	$—	$(293)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$806	$61	$(25)	$(7)	$835

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.75	$0.13	$(0.05)	$(0.02)	$1.82

(1) Includes $81 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) Consists of $7 million of income related to pre-separation securities litigation.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(6)	$205
Communications and Industrial Solutions	146	—	1	147
Network Solutions	48	48	1	97
Total	$405	$48	$(4)	$449

Operating Margin	11.7%			12.9%

Other Income, Net	$6	$—	$—	$6

Income Tax Expense	$(74)	$(26)	$—	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$299	$22	$(4)	$317

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.67	$0.05	$(0.01)	$0.71

(1) Includes $30 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $17 million of restructuring charges, and $1 million of ADC acquisition and integration costs.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		and Integration	and Other	Tax	Adjusted
	U.S. GAAP	Costs	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$108	$—	$51	$—	$159
Communications and Industrial Solutions	200	—	2	—	202
Network Solutions	74	8	3	—	85
Total	$382	$8	$56	$—	$446

Operating Margin	12.2%				14.2%

Other Income, Net	$52	$—	$—	$(40)	$12

Income Tax Expense	$(145)	$—	$(13)	$62	$(96)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$253	$8	$43	$22	$326

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.56	$0.02	$0.10	$0.05	$0.72

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 24, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$515	$94	$—	$—	$609
Communications and Industrial Solutions	682	20	—	—	702
Network Solutions	312	20	—	8	340
Pre-separation litigation income	7	—	—	(7)	—
Total	$1,516	$134	$—	$1	$1,651

Operating Margin	12.6%				13.7%

Other Income, Net	$177	$—	$(137)	$—	$40

Income Tax Expense	$(493)	$(30)	$134	$—	$(389)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,059	$104	$(3)	$1	$1,161

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.32	$0.23	$(0.01)	$—	$2.54

(1) Includes $137 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.  Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) Consists of $8 million of acquisition and integration costs and $7 million of income related to pre-separation securities litigation.

(4) See description of non-GAAP measures contained in this release.